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                                  Exhibit 11.1

             Statement Regarding Computation of Per Share Earnings
               (In millions, except share and per share amounts)

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

                                                                 Quarter Ended                         Six Months Ended
                                                                    June 30,                                 June 30,
                                                     ------------------------------------     -------------------------------------
                                                          1998                    1997              1998                    1997
                                                     ------------           -------------     --------------          -------------
Net income                                           $       39.4            $       35.1      $       73.0            $       74.8

Weighted average number of common shares
outstanding during each year - basic                         70.2                    77.8              70.6                    79.1

Weighted average number of common shares
and common stock equivalents outstanding during
each year -  diluted                                         73.1                    81.9              73.5                    83.2
                                                     -------------           -------------     -------------           -------------


Basic earnings per  share                            $       0.56            $       0.45      $       1.03            $       0.95
                                                     -------------           -------------     -------------           -------------
                                                     -------------           -------------     -------------           -------------

Diluted earnings per share                           $       0.54            $       0.43      $       0.99            $       0.90
                                                     -------------           -------------     -------------           -------------
                                                     -------------           -------------     -------------           -------------

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